Exhibit 10.3
Execution
SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of May 9, 2023 (the “Second Amendment Effective Date”), by and among INTELSAT JACKSON HOLDINGS SA (“Intelsat”), as a lender, SEAHAWK SPV INVESTMENT LLC (“Seahawk”), as a lender, (such lenders referred to herein each, individually, as a “Consenting Lender” and, collectively, as the “Consenting Lenders”), Intelsat, as collateral agent for the Lenders (as defined below) (in its capacity as collateral agent, together with its successors and assigns in such capacity, the “Collateral Agent”), BLACKSKY TECHNOLOGY INC., a Delaware corporation (“Parent”), BLACKSKY INTERNATIONAL LLC, a Delaware limited liability company (“Blacksky International”), BLACKSKY HOLDINGS, INC., a Delaware corporation (“Blacksky Holdings”), BLACKSKY GLOBAL LLC, a Delaware limited liability company (“Blacksky Global”), BLACKSKY GEOSPATIAL SOLUTIONS, INC., a Delaware corporation (“Blacksky Geospatial”), BLACKSKY EUROPE LIMITED, a company formed under the laws of England and Wales (“Blacksky Europe”) and SFI IP HOLDCO, LLC, a Delaware limited liability company (“IP Holdco”, and together with Parent, Blacksky International, Blacksky Holdings, Blacksky Global, Blacksky Geospatial and Blacksky Europe, each, a “Co-Borrower” and, collectively, the “Co-Borrowers”).

Recitals

A.The Co-Borrowers, Intelsat and Seahawk are party to that certain Amended and Restated Loan and Security Agreement, dated as of October 31, 2019 (as amended on September 9, 2021, and as may have been further amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Loan Agreement” and, the Loan Agreement as amended by this Amendment, the “Amended Loan Agreement”).

B.The Lenders have extended credit to the Co-Borrowers for the purposes permitted in the Loan Agreement.

C.The Co-Borrowers have requested that the Collateral Agent and the Lenders amend the Loan Agreement to, among other things, increase the interest rate, permit some interest to be paid in kind, extend the maturity date and add certain financial covenants. The Consenting Lenders constitute all of the Lenders party to the Loan Agreement as of the date of this Amendment.

D.The Lenders and the Collateral Agent have agreed to amend the Loan Agreement to make the edits requested, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.Definitions. Capitalized terms used but not defined in this Amendment, including its preamble and recitals, shall have the meanings given to them in the Loan Agreement.

2.Amendments to Loan Agreement.

2.1Section 2.1.2 (Repayment). Section 2.1.2 of the Loan Agreement is hereby amended and restated it in its entirety to read as follows:

“2.1.2 Repayment.

(a)    Interest Payment Dates. The aggregate principal amount of all outstanding Advances (including any interest added to principal to the extent permitted or required hereunder) shall accrue interest at the applicable per annum rate set forth in Section 2.1.4(a). The amount of interest accrued up to and including October 31, 2022 shall be added, on a pro-rata basis, to the outstanding principal amount of each Lender’s Advances on each anniversary of the Effective Date (each, a “Annual PIK Interest Payment Date”). The amount of interest accrued from November 1, 2022 and up to and including April 30, 2023 shall be added, on a pro-rata basis, to the outstanding principal amount of each Lender’s Advances on May 1, 2023. Except to the extent that the Co-Borrowers pay any such interest in cash on or prior to the applicable Semi-Annual PIK and Reduced Cash Interest Payment Date, (a) the amount of interest accruing at the rate of 9.60% per annum from May 1, 2023 and up to and including April 30, 2025 shall be added, on a pro-rata basis, to the outstanding principal amount of each Lender’s Advances on each May 1 and November 1 occurring during such period (beginning November 1, 2023 through May 1, 2025) (each, a “Semi-Annual PIK and Reduced Cash Interest Payment Date”) and (b) the remainder of the amount of interest during such period shall be paid in cash on each Semi-Annual PIK and Reduced Cash Interest Payment Date; provided, that any Lender may elect, in a written notice delivered to Co-Borrowers before a Semi-Annual PIK and Reduced Cash Interest Payment Date, to have all cash interest payable to it under this clause (b) added to the outstanding principal amount of such Lender’s Advances on the applicable Semi-Annual PIK and Reduced Cash Interest Payment Date (in lieu of being paid in cash). Except to the extent that the Co-Borrowers pay any such interest in cash on or prior to the applicable Semi-Annual Cash and PIK Interest Payment Date, (a) the amount of interest accruing at the rate of 4.00% per annum from May 1, 2025 and up to and including the date on which all Advances outstanding hereunder are paid in full shall be added, on a pro-rata basis, to the outstanding principal amount of each Lender’s Advances on each May 1 and November 1 occurring during such period (beginning November 1, 2025) (each, a “Semi-Annual PIK and Cash Interest Payment Date”), and (b) the remainder of the amount of interest during such period shall be paid in cash on each Semi-Annual PIK and Cash Interest Payment Date.

(b)    Principal and Interest Payments. All then unpaid principal amount of each Advance owed by the Co-Borrowers to the Lenders, together with all accrued and unpaid interest, fees, and other amounts due and owing by the Co-Borrowers pursuant to this Agreement, shall be due and payable in cash on the Maturity Date; provided, however, that if the Advances are repaid or prepaid prior the Maturity Date, all interest accrued since the most recent PIK Interest Payment Date shall be due and payable in cash on the date of such repayment or prepayment.”

2.2Section 2.1.3(c) (Voluntary Prepayment). Section 2.1.3(c) of the Loan Agreement is hereby amended and restated it in its entirety to read as follows:

“(c)    Voluntary Prepayment. Co-Borrowers shall be permitted to prepay all or any portion of the Advances, in each case, without premium or penalty (except with respect to the calculation of the applicable Redemption Price and for

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prepayments made pursuant to Section 2.1.3(b) which are made in connection with a Change of Control), in an amount not less than the lesser of (i) the total amount of Advances outstanding under this Agreement or (ii) $1,000,000, in each case, so long as (1) such Co-Borrower delivers written notice to each Lender of its election to prepay the Advances (or any portion thereof) at least five (5) Business Days (or such lesser amount permitted by the Required Lenders in their reasonable discretion) prior to such prepayment and (2) such Co-Borrowers pay, on the date of such prepayment (x) the Redemption Price for the principal amount to be prepaid, plus accrued and unpaid interest on such principal amount to be prepaid, and (y) all other sums, if any, that shall have become due and payable hereunder in connection with such principal amount to be repaid; provided that a notice of the prepayment delivered by any Co-Borrower may state that such notice of prepayment is conditioned upon the occurrence of other events, in which case such notice may be revoked by such Co-Borrower (by notice to each Lender on or prior to the specified effective date of such event) if such condition is not satisfied; provided, further that with respect to any prepayments made pursuant to Section 2.1.3(b) which are made in connection with a Change of Control, the Co-Borrowers shall pay to the Lenders, without duplication, an amount equal to the sum of (x) all outstanding principal due in connection with the Advances (or portion thereof) to be prepaid, plus accrued and unpaid interest thereon plus (y) all other sums, if any, that shall have become due and payable hereunder in connection with such Advances (or portion thereof) plus (z) an amount equal to 1% of the aggregate principal amount of such Advances (or portion thereof).”

2.3Section 2.1.4(a) (Interest Rate). Section 2.1.4(a) of the Loan Agreement is hereby amended and restated it in its entirety to read as follows:

“(a)    Interest Rate. Subject to Sections 2.1.2 and 2.1.4(b), the principal amount outstanding for each Advance shall accrue interest at a per annum rate equal to the applicable interest rate set forth opposite the corresponding period set forth in the chart below:

Applicable Period	Interest Rate
Effective Date through October 31, 2022	4.0%
November 1, 2022, through the day before the Second Amendment Date	9.0%
Second Amendment Date and thereafter	12.0%
”

2.4Section 2.3(a) (Lender Expenses and Agent Expenses). Section 2.3(a) of the Loan Agreement is hereby amended and restated it in its entirety to read as follows:

“(a)     Collateral Agent and Lender Expenses. Co-Borrowers shall pay all Agent Expenses and Lender Expenses (including reasonable and documented attorneys’ fees and expenses, plus expenses for documentation and negotiation of this Agreement) incurred through and after the Effective Date, when due; provided that the aggregate amount of Agent Expenses and Lender Expenses in connection with the closing of this Agreement and the other Loan Documents on or about the Effective Date shall not exceed Two Hundred Fifty Thousand Dollars ($250,000)

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per Lender; provided, further, that the aggregate amount of Agent Expenses and Lender Expenses required to be paid by the Co-Borrowers in connection with the closing of the Second Amendment on or about the Second Amendment Date shall not exceed Thirty Seven Thousand Five Hundred Dollars ($37,500) per Lender and an additional Thirty Seven Thousand Five Hundred Dollars ($37,500) for Collateral Agent.”

2.5[Reserved].

2.6Section 6.13 (Financial Covenants). A new Section 6.13 is hereby added to the Loan Agreement to read as follows:

“6.13 Financial Covenants.

(a)    Adjusted EBITDA. Co-Borrowers shall maintain Adjusted EBITDA, measured quarterly as of the last day of each fiscal quarter, of not less that (i) Five Million Dollars ($5,000,000) for the trailing four quarter period ending as of December 31, 2024, March 31, 2025, June 30, 2025 and September 30, 2025 and (ii) Ten Million Dollars ($10,000,000) for the trailing four quarter period ending as of December 31, 2025 and as of the end of each fiscal quarter thereafter.

(b)    Liquidity. Co-Borrowers shall maintain Liquidity, measured quarterly as of the last day of each fiscal quarter, of not less than Ten Million Dollars ($10,000,000), beginning with the fiscal quarter ending June 30, 2023.”

2.7Section 10 (Notices). Section 10 of the Loan Agreement is hereby amended by deleting the phrase “SPACEFLIGHT INDUSTRIES, INC. 1505 Westlake Avenue N, Suite 600, Seattle, WA 98109 Attn: Legal Department Email: legal@spaceflightindustries.com” and replacing it with the phrase BLACKSKY TECHNOLOGY INC. 13241 Woodland Park Road, Suite 300, Herndon VA 20171 Attn: Legal Department Email: legal@blacksky.com”.

2.8Section 14 (Definitions). The definition of the term “Cash Equivalents” set forth in Section 14 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

““Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities averaging not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; (c) SVB’s (or any other comparable United States based commercial or retail bank or financial institution with assets in excess of $500,000,000) certificates of deposit balances with an average maturity of no more than one (1) year after issue; and (d) money market funds at least ninety-five percent (95%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (c) of this definition.”

2.9Section 14 (Definitions). The definition of the term “Maturity Date” set forth in Section 14 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

““Maturity Date” means October 31, 2026.”

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2.10Section 14 (Definitions). The definition of the term “Permitted Indebtedness” set forth in Section 14 of the Loan Agreement is hereby amended by deleting the phrase “unsecured Subordinated Debt” and replacing it with the phrase “Subordinated Debt”.

2.11Section 14 (Definitions). The definition of the term “Permitted Liens” set forth in Section 14 of the Loan Agreement is hereby amended by deleting clause (o) in its entirety and replacing it with the following:

“(o) Liens securing (i) the Commercial Credit Facility and (ii) so long as there is an effective subordination, intercreditor, or other similar agreement in form and substance satisfactory to the Required Lenders between the Collateral Agent (on behalf of the Lenders) and the holder of such Indebtedness (or an agent or other representative thereof), Subordinated Debt;”

2.12Section 14 (Definitions). The definition of the term “PIK Interest Payment Date” set forth in Section 14 of the Loan Agreement is hereby amended and restated it in its entirety to read as follows:

““PIK Interest Payment Date” means each Annual PIK Interest Payment Date, Semi-Annual PIK and Cash Interest Payment Date and Semi-Annual PIK and Reduced Cash Interest Payment Date, as applicable.”

2.13Section 14 (Definitions). The definition of the term “PIK Interest” set forth in Section 14 of the Loan Agreement is deleted in its entirety.

2.14Section 14 (Definitions). The new definitions below are hereby added to the definitions in Section 14 of the Loan Agreement in alphabetical order:

“Adjusted EBITDA” means, for any period ending on the measurement date, net income or loss attributable to Co-Borrowers on a consolidated basis less interest expense, less income tax expense, less depreciation and amortization expense, less non-cash and/or non-recurring expenses (including, but not limited to, realized loss on conversion of bridge notes, stock-based compensation expense, unrealized (gain)/loss on certain warrants/shares classified as derivatives, satellite impairment loss, (gain)/loss on debt extinguishment, (gain)/loss from discontinued operations, severance and loss/(gain) on equity method investment), transaction related legal settlements, and transaction costs associated with derivative liabilities.

“Annual PIK Interest Payment Date” is defined in Section 2.1.2 of this Agreement.

“Liquidity” means the sum of Co-Borrowers’ unrestricted cash and Cash Equivalents, in each case, held in a Collateral Account that is subject to a Control Agreement in favor of the Collateral Agent.

“Redemption Price” means the following amount with respect to the any principal amount to be prepaid:

(a) prior to April 30, 2024, the present-day value of interest that would be payable on such principal amount up to and including April 30, 2024, discounted at an interest rate equal to the US Treasury yield with a corresponding maturity plus 0.50%, plus the amount that would be payable on April 30, 2024, per clause (b) of this definition;

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(b) on or after April 30, 2024, but prior to October 31, 2024, an amount equal to the sum of (i) the amount of principal to be repaid and (ii) 6% multiplied by the principal amount to be repaid;

(c) on or after October 31, 2024, but prior to October 31, 2025, an amount equal to the sum of (i) the amount of principal to be repaid and (ii) 3% multiplied by the principal amount to be repaid; and

(d) on or after October 31, 2025, an amount equal to the principal amount to be repaid.

“Second Amendment” means that certain Second Amendment to Amended and Restated Loan and Security Agreement, dated as of the Second Amendment Date, by and among Intelsat, as a lender, Seahawk SPV Investment LLC, as a lender, the Collateral Agent and the Co-Borrowers.

“Second Amendment Date” means May 9, 2023.”

“Semi-Annual PIK and Cash Interest Payment Date” is defined in Section 2.1.2 of this Agreement.

“Semi-Annual PIK and Reduced Cash Interest Payment Date” is defined in Section 2.1.2 of this Agreement.

3.Conditions to Effectiveness; Limitation of Amendments.

3.1This Amendment shall become effective upon satisfaction of the conditions set forth in this Section 3.1.
a.Receipt by the Collateral Agent of the following, all of which shall be reasonably satisfactory to the Collateral Agent:
i.delivery of this Amendment, duly executed by the parties hereto, including each Co-Borrower and each Lender; and
ii.a certificate of a Responsible Officer or applicable manager of each Co-Borrower other than Blacksky Europe, dated the date of this Amendment, certifying that (x) the conditions set forth in clauses (d) and (e) of this Section 3.1 have been satisfied, (w) copies of the Operating Documents of such Co-Borrower previously delivered to Collateral Agent remain unchanged (or providing copies of any amendments thereto), (x) copies of the resolutions of such Co-Borrower’s board of directors, members, or managers, as applicable, approving the Loan Documents (including any amendment thereto) and the transactions contemplated thereby remain unchanged and (y) the incumbency (including specimen signatures) of certain officers of such Co-Borrower.
b.Payment of the fees and Lender Expenses and Agent Expenses then due as specified in Section 2.3(a) of the Amended Loan Agreement.
c.Payment by Co-Borrowers to each Lender party hereto of an amendment fee equal to one half percent (0.50%) of the unpaid principal amount of the Term

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Loan held by such Lender, plus the amount of accrued and unpaid interest thereon.
d.Each of the representations and warranties in Amended Loan Agreement shall be true and accurate in all material respects (or in all respects if qualified by materiality or Material Adverse Effect).
e.No Default or Event of Default shall have occurred and shall be continuing.
3.2The amendments set forth in Section 2 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Collateral Agent or the Lenders may now have or may have in the future under or in connection with any Loan Document.

3.3This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents are hereby ratified and confirmed and shall remain in full force and effect.

4.Prior Agreement; Reaffirmation.
4.1Except as expressly set forth herein, the Loan Documents are hereby ratified and reaffirmed and shall remain in full force and effect. This Amendment is not a novation and the terms and conditions of this Amendment shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents. In the event of any conflict or inconsistency between this Amendment and the terms of such documents, the terms of this Amendment shall be controlling, but such document shall not otherwise be affected or the rights therein impaired. On and after the effectiveness of this Amendment, each reference in any Loan Document (other than this Amendment) to the “Loan Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to Amended Loan Agreement.
4.2Each Co-Borrower hereby ratifies and reaffirms the validity and enforceability (without defense, counterclaim or offset of any kind) of the Liens and security interests granted by such Co-Borrower to the Collateral Agent to secure any of the Obligations (including as may be expanded, increased or amended from time to time) pursuant to the Amended Loan Agreement.
5.Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

6.Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page to this Agreement by facsimile or other electronic imaging transmission shall be as effective as delivery of a manually signed counterpart of this Agreement. For all purposes of this Agreement and any document to be signed or delivered in connection with or pursuant to this Agreement, the words "execution,"

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"signed," "signature," "delivery," and words of like import shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, as the case may be, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery or the use of a paper-based recordkeeping system, as the case may be.

7.Governing Law, Venue, Jury Trial Waiver and Judicial Reference. The provisions of Section 11 of the Loan Agreement shall apply to this Amendment mutatis mutandis.

[Signature Page Follows.]

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In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BLACKSKY TECHNOLOGY INC., as a Co-Borrower

By: /s/ Brian O’Toole
Name: Brian O’Toole
Title: Chief Executive Officer and President

BLACKSKY INTERNATIONAL LLC, as a Co-Borrower

By: /s/ Brian O’Toole
Name: Brian O’Toole
Title: Chief Executive Officer and President

BLACKSKY HOLDINGS, INC., as a Co-Borrower

By: /s/ Brian O’Toole
Name: Brian O’Toole
Title: Chief Executive Officer and President

BLACKSKY GLOBAL LLC, as a Co-Borrower

By: /s/ Brian O’Toole
Name: Brian O'Toole Title: Manager

BLACKSKY GEOSPATIAL SOLUTIONS, INC., as a Co-Borrower

By: /s/ Brian O’Toole
Name: Brian O’Toole Title: President

BLACKSKY EUROPE LIMITED, as a Co-Borrower

By: /s/ Brian O’Toole
Name: Brian O'Toole Title: Director

SFI IP HOLDCO, LLC, as a Co-Borrower

By: /s/ Brian O’Toole
Name: Brian O’Toole Title: President

INTELSAT JACKSON HOLDINGS SA, as a Lender and as the Collateral Agent

By: /s/ Anthony O’Brien
Name: Anthony O' Brien
Title: CFO

SEAHAWK SPV INVESTMENT LLC, as a Lender

By: /s/ Delphine Knab
Name: Delphine Knah
Title:     SVP Strategy, Innovation, M&A and New Business Initiatives